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                                                                     Exhibit 9B
                            COLUMBIA SMALL CAP FUND, INC.

                        AMENDMENT TO TRANSFER AGENT AGREEMENT

                                   JANUARY 1, 1997

    The Transfer Agent Agreement dated as of August 20, 1996, between Columbia Small Cap Fund, Inc. and Columbia Trust Company (the "Agreement") is amended as follows:

1. The Basic Fee under Schedule B of the Agreement is revised to $18.00 per account per year. With respect to accounts closed during the year, the Basic Fee shall be prorated based on the number of months the account was open, including the month in which the account was closed.

2.  This Amendment is effective January 1, 1997.


                             COLUMBIA SMALL CAP FUND, INC.


                             By /s/ George L. Hanseth
                                -----------------------------------
                             Title:  Senior Vice President

                             COLUMBIA TRUST COMPANY


                             By  /s/ John A. Kemp
                                -----------------------------------
                             Title:  Senior Vice President